                                                                 EXHIBIT 10.31.3





            AMENDED AND RESTATED MASTER CONSTRUCTION LOAN AGREEMENT


                SUNRISE EAST ASSISTED LIVING LIMITED PARTNERSHIP
                                  as BORROWER

                               NATIONSBANK, N.A.
                                    as AGENT





                               December 23, 1997

                               TABLE OF CONTENTS



ARTICLE I.       DEFINITIONS; RULES OF CONSTRUCTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.01.  Incorporation of Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                        -------------------------
         Section 1.02.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                        -----------
         Section 1.03.  Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                        ---------------------

ARTICLE II.      AVAILABILITY UNDER THE LOAN AND VERIFYING REQUISITIONS.  . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.01.  The Loan and Procedures for Adding a Deed of Trust  . . . . . . . . . . . . . . . . . . . . . . .   7
                        --------------------------------------------------
         Section 2.02.  Permitted Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                        ---------------
         Section 2.03.  Requisitions Demonstrating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                        -----------------------------------
         Section 2.04.  Conditions Precedent to Facility Closing and Addition of Deeds of Trust . . . . . . . . . . . . .   9
                        -----------------------------------------------------------------------
         Section 2.05.  Conditions Precedent to Determining Availability Under Borrowing Base . . . . . . . . . . . . . .  14
                        ---------------------------------------------------------------------
         Section 2.06.  Conditions Under Which an Eligible Project is a Completed Facility  . . . . . . . . . . . . . . .  16
                        ------------------------------------------------------------------
         Section 2.07.  Advances to Others for the Account of the Borrower  . . . . . . . . . . . . . . . . . . . . . . .  16
                        --------------------------------------------------
         Section 2.08.  Requisitions for the Operating Reserve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                        --------------------------------------
         Section 2.09.  Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                        -----------
         Section 2.10.  Liability of the Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                        ------------------------
         Section 2.11.  Stored Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                        ----------------
         Section 2.12.  Limitations on Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                        -----------------------

ARTICLE III.     REPRESENTATIONS AND WARRANTIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.01.  Compliance in Zoning  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                        --------------------
         Section 3.02.  Plans and Specifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                        ------------------------
         Section 3.03.  Building Permits; Other Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                        -------------------------------
         Section 3.04.  Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                        ---------
         Section 3.05.  Access; Roads . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                        -------------
         Section 3.06.  Other Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                        -----------
         Section 3.07.  Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                        --------
         Section 3.08.  Affirmation of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                        ---------------------------------------------

ARTICLE IV.      AFFIRMATIVE COVENANTS AND AGREEMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 4.01.  Compliance with Laws; Encroachments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                        -----------------------------------
         Section 4.02.  Surveys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                        -------
         Section 4.03.  Inspections; Cooperation; Payment of Inspecting Engineer  . . . . . . . . . . . . . . . . . . . .  20
                        --------------------------------------------------------
         Section 4.04.  Vouchers and Receipts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                        ---------------------
         Section 4.05.  Payments for Labor and Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                        --------------------------------
         Section 4.06.  Correction of Construction Defects  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                        ----------------------------------
         Section 4.07.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                        ---------
         Section 4.08.  Fees and Expenses; Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                        ----------------------------
         Section 4.09.  Copies of Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                        -----------------

ARTICLE V.       NEGATIVE COVENANTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 5.01.  Other Liens; Transfers; "Due-on-Sale"; etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                        ------------------------------------------
         Section 5.02.  Impairment of Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                        ----------------------
         Section 5.03.  Conditional Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                        -----------------
         Section 5.04.  Changes to Plans and Specifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                        -----------------------------------
         Section 5.05.  Construction Contract; Construction Management  . . . . . . . . . . . . . . . . . . . . . . . . .  23
                        ----------------------------------------------

ARTICLE VI.      EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 6.01.  Defaults Under Other Financing Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                        ----------------------------------------
         Section 6.02.  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                        ------------------------------
         Section 6.03.  Compliance with Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                        -------------------------
         Section 6.04.  Damage to Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                        ----------------------
         Section 6.05.  Disclosure of Contractors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                        -------------------------
         Section 6.06.  Mechanic's Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                        ---------------
         Section 6.07.  Survey Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                        --------------
         Section 6.08.  General Contractor Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                        --------------------------

ARTICLE VII.     REMEDIES ON DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 7.01.  Remedies on Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                        -------------------
         Section 7.02.  No Conditions Precedent to Exercise of Remedies . . . . . . . . . . . . . . . . . . . . . . . . .  25
                        -----------------------------------------------
         Section 7.03.  Remedies Cumulative and Concurrent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                        ----------------------------------
         Section 7.04.  Strict Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                        ------------------

ARTICLE VIII.    MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 8.01.  No Warranty by Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                        ----------------------
         Section 8.02.  Liability of Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                        --------------------
         Section 8.03.  No Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                        --------------
         Section 8.04.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                        ------------
         Section 8.05.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                        ----------------------
         Section 8.06.  Modification; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                        --------------------
         Section 8.07.  Third Parties; Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                        ----------------------
         Section 8.08.  Conditions; Verification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                        ------------------------
         Section 8.09.  Captions and Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                        ---------------------
         Section 8.10.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                        ------------
         Section 8.11.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                        -------
         Section 8.12.  Signs; Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                        ----------------
         Section 8.13.  Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                        --------------
         Section 8.14.  Time of Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                        ---------------

            AMENDED AND RESTATED MASTER CONSTRUCTION LOAN AGREEMENT


     THIS AMENDED AND RESTATED MASTER CONSTRUCTION LOAN AGREEMENT (this "Agreement"), made as of the 23rd day of December, 1997, by and between SUNRISE EAST ASSISTED LIVING LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the Commonwealth of Virginia (the "Borrower") and NATIONSBANK, N.A., as agent (the "Agent") for itself and for certain additional lenders (collectively with the Agent, the "Lenders"), who are or shall be from time to time participating as lenders hereunder pursuant to the Agency Agreement.

                                    RECITALS

     A. The Borrower obtained from the Agent and certain other lenders (collectively, the "Original Lenders") a credit facility in the maximum principal sum of $90,000,000 (the "Original Credit Facility") which was a non-revolving line of credit pursuant to which the Borrower could obtain certain construction/interim loans (each a "Facility Loan;" collectively, the "Facility Loans") for assisted living facilities and independent living facilities. The Original Credit Facility has been evidenced by a Master Promissory Note dated June 13, 1996 as amended pursuant to a First Amendment to Master Promissory Note dated September 5, 1996 and by a Second Amendment to Master Promissory Note dated March 31, 1997 (collectively, the "Master Note").

     B. In connection with the making of each Facility Loan, the Borrower executed a promissory note in the maximum principal sum of each Facility Loan (each a "Facility Note" and collectively, the "Facility Notes"). Availability under the Master Note was reduced by the principal sum of each Facility Note. As of the date hereof, seven (7) Facility Loans have been made under the Original Credit Facility as hereinafter described. The assisted or independent living facilities for which Facility Loans were obtained is referred to herein by its location and word "Facility." Advances under the Notes were made pursuant to the terms of a Master Construction Loan Agreement by and between the Borrower and the Agent dated June 13, 1996 (the "Original Construction Agreement")

     C. The Borrower obtained a construction/interim loan for the Franconia Facility evidenced by a Note dated June 13, 1996 in the maximum principal sum of $7,940,400 (the "Franconia Note") which is secured by, among other things a Credit Line Deed of Trust, Assignment and Security Agreement also dated June 13, 1996 (the "Franconia Deed of Trust") in favor of trustees designated by the Agent and recorded in the Land Records of Fairfax County, Virginia in Deed Book 9749, Page 1562. A principal balance of $100,000 remains outstanding under the Franconia Note.

     D. The Borrower obtained a construction/interim loan for the Granite Run Facility evidenced by a Note dated June 13, 1996 in the maximum principal sum of $7,688,000 (the "Granite Run Note") which is secured by, among other things an Open-End Mortgage, Assignment and Security Agreement also dated June 13, 1996 (the "Granite Run Deed of Trust") and recorded in the Land Records of Delaware County, Pennsylvania in Volume 1500, Page 1704 and re-recorded in Volume 1526, Page 977. A principal balance of $100,000 remains outstanding under the Granite Run Note.

     E. The Borrower obtained a construction/interim loan for the Abington Assisted Living Facility evidenced by a Note dated June 13, 1996 in the maximum principal sum of $8,995,000 (the "Abington Assisted Note") which is secured by, among other things an Open-End Mortgage, Assignment and Security Agreement also dated June 13, 1996 (the "Abington Deed of Trust") and recorded in the Land Records of Montgomery County, Pennsylvania in Deed Book 7783, Page 849. A principal balance of $100,000 remains outstanding under the Abington Assisted Note.

     F. The Borrower obtained a construction/interim loan for the Abington Independent Living Facility evidenced by a Note dated June 13, 1996 in the maximum principal sum of $4,430,000 (the "Abington Independent Note") which is also secured by, among other things the Abington Deed of Trust. A principal balance of $100,000 remains outstanding under the Abington Independent Note. The Loans evidenced by the Abington Assisted Note and the Abington Independent Note are treated as one Loan.

     G. The Borrower obtained a construction/interim loan for the Morris Plains Facility evidenced by a Note dated September 5, 1996 in the maximum principal sum of $7,993,000 (the "Morris Plains Note") which is secured by, among other things a Mortgage, Assignment and Security Agreement also dated September 5, 1996 (the "Morris Plains Deed of Trust") and recorded in the Land Records of Morris County, New Jersey in Deed Book 6632, Page 58. A principal balance of $100,000 remains outstanding under the Morris Plains Note.

     H. The Borrower obtained a construction/interim loan for the Wayne Facility evidenced by a Note dated September 5, 1996 in the maximum principal sum of $8,020,000 (the "Wayne Note") which is secured by, among other things a Mortgage, Assignment and Security Agreement also dated September 5, 1996 (the "Wayne Deed of Trust") and recorded in the Land Records of Passaic County, New Jersey in Mortgage Book 0-164, Page 17. A principal balance of $100,000 remains outstanding under the Wayne Note.

     I. The Borrower obtained a loan for the Old Tappan Facility evidenced by a Note dated September 5, 1996 in the maximum principal sum of $8,300,000 (the "Old Tappan Note") which is secured by, among other things a Mortgage, Assignment and Security Agreement also dated September 5, 1996 (the "Old Tappan Deed of Trust") and recorded in the Land Records of Bergen County, New Jersey in Mortgage Book 9272, Page 700. A principal balance of $100,000 remains outstanding under the Old Tappan Note.

     J. The Borrower obtained a loan for the Westfield Facility evidenced by a Note dated May 12, 1997 in the maximum principal sum of $8,388,000 (the "Westfield Note") which is secured by, among other things a Mortgage, Assignment and Security Agreement also dated May 12, 1997 (the "Westfield Deed of Trust") and recorded in the Land Records of Union County, New Jersey in Deed Book 6259, Page 141. A principal balance of $100,000 remains outstanding under the Westfield Note.

     K. The Borrower has applied to the Lenders to increase the maximum principal sum of the Original Credit Facility to $250,000,000 or such greater amount as the Lenders may from time to time commit to lend pursuant to the Agency Agreement (such increased and modified credit facility being hereinafter referred to as the "Credit Facility" or the "Loan") and to provide that the Credit Facility will be revolving. Advances or readvances are to be made pursuant to, and secured by, the provisions of that certain Amended and Restated Financing and Security Agreement dated the same date as this Agreement by and between the Agent and the Borrower (as amended, restated or substituted from time to time, the "Financing Agreement") and this Agreement.

     L. Advances of the Loan may be made to the Borrower for the general business purposes of the Borrower or its Wholly Owned Subsidiaries which are Guarantor Subsidiaries, including, but not limited to, financing the construction or purchase of assisted living facilities or independent living facilities.

     M. The Borrower and the Lenders have agreed to (1) the consolidation of the indebtedness evidenced by the Facility Notes with the Master Note which will continue to be secured by, among other things, the Franconia Deed of Trust, the Granite Run Deed of Trust, the Abington Deed of Trust, the Morris Plains Deed of Trust, the Wayne Deed of Trust, the Old Tappan Deed of Trust and the Westfield Deed of Trust, (collectively, the "Existing Deeds of Trust") and
(2) modification of the terms or repayment of the indebtedness evidenced by the Master Note and the Facility Notes pursuant to the terms of the Amended, Restated, Increased and Consolidated Master Promissory Note of even date herewith (as amended, restated, renewed or substituted from time to time, the "Note") and pursuant to the terms of the Amended and Restated Financing and Security Agreement of even date herewith (as amended, restated or substituted from time to time, the Financing Agreement.

     N. The Loan will be evidenced by the Amended, Restated and Increased Master Promissory Note of even date herewith (as amended, restated, renewed or substituted from time to time, the "Note").

     O. The Lenders have agreed to make available the Credit Facility upon the conditions that this Agreement amending and restating the Original Construction Agreement in its entirety be executed and delivered to the Agent.

     NOW, THEREFORE, and in consideration of these presents, and in further consideration of the mutual covenants and agreements herein set forth and of the sum of Ten Dollars ($10.00) lawful money of the United States of America by each of the parties to the other paid, receipt of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:


     ARTICLE I.  DEFINITIONS; RULES OF CONSTRUCTION.

     Section I.01. Incorporation of Recitals. The Recitals set forth hereinabove are incorporated herein by reference.

     Section I.02. Definitions. The Borrower and the Agent hereby agrees that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders and that other capitalized terms used but not defined herein shall have the meaning set forth in the Financing Agreement:

           "Architect" shall mean the architect named in the Architect's Contract, if any, and his or its successors and permitted assigns.

           "Architect's Contract" shall mean the architect's agreement by and between the Borrower, as owner, and , the architect for the particular Facility, or any contract for architectural services relating to the development of the Land and/or the construction of the Improvements for all of the Facilities made by the Borrower and an architect and approved in writing by the Agent, as the same may be amended from time to time with the prior written approval of the Agent.

           "Completion Date" shall mean the date which is fifteen

(15) months from the recordation of the Deed of Trust on such Facility or upon the issuance of an occupancy permit.

           "Construction Contract" or "Construction Contracts" shall mean individually or collectively the general contractor's agreements by and between the Borrower or any Guarantor Subsidiary, as owner, and a general contractor for the development of any of the Land and/or the construction of any of the Improvements and approved in writing by the Agent, as the same may be amended from time to time with the prior written approval of the Agent.

           "Default" shall mean an event which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.

           "Development Fee" shall have the meaning set forth in Section 2.01(c) hereof.

           "Event(s) of Default" shall mean the occurrence of any one or more of the events specified in Article VI of this Agreement and the continuance of such event beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI or in another Financing Document.

           "Financing Agreement" shall mean the Amended and Restated Financing and Security Agreement between the Borrower and the Agent of even date herewith as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

           "General Contractor" or "General Contractors" shall mean individually or collectively the general contractors named in the Construction Contracts and his or its respective successors and permitted assigns.

           "Hydric Soils" shall mean any soil category upon which building would be prohibited or restricted under applicable governmental requirements (including, without limitation, those imposed by the U.S. Army Corps of Engineers based upon its guidelines as to, among other things, soil, vegetation and effect on the ecosystem).

           "Inspecting Engineer" shall mean such person or firm as the Agent may from time to time appoint or designate for purposes related to the inspection of the progress of the development of any of the Land and the construction of any of the Improvements, conformity of construction with the applicable Plans and Specifications, and for such other purposes as the Agent may from time to time deem appropriate or as may be required by the terms of this Agreement.

           "Interest Reserve" shall have the meaning set forth in Section 2.01 hereof.

           "Land" shall mean the land described in the applicable Deed of Trust.

           "Major Subcontractor" shall mean a subcontractor under a subcontract in an amount of $100,000 or more pertaining to any Facility.

           "Material Lease" shall mean a lease of a portion of a Facility to a party other than a resident which exceeds 1,000 square feet of space or $15,000 per annum in rent.

           "Notice" shall mean a written communication delivered as specified in Section 11.1 of the Financing Agreement.

           "Operating Reserve" shall mean a reserve in an amount approved by the Agent included in each Total Development Budget to cover the costs of leasing up a Facility and initial operating deficits.

           "Plans and Specifications" shall mean any and all plans and specifications prepared in connection with the development of the Land and/or the construction of the Improvements for any Facility for which a Loan is made and which are approved in writing by the Agent, as the same may from time to time be amended with the prior written approval of the Agent, including but not limited to, the plans and specifications prepared by the Architect, a copy of which have been initialed by the Borrower and the Agent for identification and delivered to the Agent.

           "Requisition" or "Requisitions" shall have the meaning set forth in
Section 2.03 hereof.

           "Stored Materials" shall have the meaning set forth in Section 2.11 hereof.

           "Survey" shall mean a plat of the Land for any Facility which clearly designates at least (i) the location of the perimeter of such Land by courses and distances; (ii) the location of all easements, rights-of-way, alleys, streams, waters, paths and encroachments; (iii) the location of all building restriction lines and set-backs, however established; (iv) the location of any streets or roadways abutting such Land; and (v) the then "as-built" location of the Improvements located on such Land and the relation of such Improvements by courses and distances to the perimeter of such Land, building restriction lines and set-backs, all in conformity with the Minimum Standard Detail Requirements for Land Title Surveys adopted by the

American Congress on Surveying and Mapping (1992 Edition).

           "Total Development Budget" or "Total Development Budgets" shall mean individually or collectively the budget for the construction of the Improvements for and the initial operating phase of a Facility as such Total Development Budget is approved by the Agent (as amended from time to time with the approval of the Agent).

     Section I.03. Rules of Construction. The words "hereof", "herein", "hereunder", "hereto", and other words of similar import refer to this Agreement in its entirety. The terms "agree" and "agreements" mean and include "covenant" and "covenants". The headings of this Agreement are for convenience only and shall not define or limit the provisions hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Land, the Improvements or the Property shall mean all or any portion of each of the foregoing, respectively unless the context indicates that such terms refer to an individual Facility, and (d) to Section numbers are to the respective Sections contained in this Agreement unless expressly indicated otherwise.


     ARTICLE II.  AVAILABILITY UNDER THE LOAN AND VERIFYING REQUISITIONS.

     Section II.01.       The Loan and Procedures for Adding a Deed of Trust.
(a) Pursuant to the terms of the Note and the Financing Agreement, the Borrower may obtain advances from time to time under the Loan on a revolving basis not to exceed at any time outstanding the lesser of the (i) the Credit Facility Committed Amount or (ii) the Borrowing Base. As of the date hereof the Borrower has designated and the Lenders have accepted certain Facilities into the Borrowing Base as Eligible Projects. This Agreement shall govern the procedures for verification by the Agent of Costs Incurred to Date on each Eligible Project. This Agreement shall also govern the terms, conditions and procedures under which Eligible Projects may be added to the Borrowing Base.

           (b) Also pursuant to the terms of the Note and the Financing Agreement, the Borrower may designate and the Lenders may accept certain Facilities which are not designated as Eligible Facilities as Optional Collateral. This Agreement will govern the terms, conditions and procedures under which the Total Project Costs for the Optional Collateral is determined and under which Optional Collateral may be added.

           (c) The Borrower will give notice to the Agent in writing in advance of its intention to add a particular Facility as an Eligible Project under the Credit Facility. Each Total Development Budget for an Eligible Project shall include an interest reserve (the "Interest Reserve"), an Operating Reserve, a hard cost contingency reserve of not less than five percent (5%) of the total budgeted construction costs and a development fee payable to the Borrower (the "Development Fee") and shall demonstrate to the Agent's satisfaction in its sole discretion that the Eligible Project will be designated as a Pool A Project.

           (d) The Borrower will give notice to the Agent in writing in advance of its intention to add a particular Facility as Optional Collateral.

     Section II.02. Permitted Costs. (a) Advances under the Borrowing Base shall be made available by the Lenders pursuant to a Borrowing Base Report issued quarterly by the Agent and certified by the Borrower in accordance with the terms of the Financing Agreement. That portion of the Borrowing Base composed of Costs Incurred to Date shall be related to expenditures for each Eligible Facility described in the applicable Total Development Budget. Each Total Development Budget may include the cost of (i) the acquisition by the Borrower of the Land which is the site of such Facility, (ii) the construction on the Premises of a Facility containing residential units and common facilities (iii) marketing, staffing and similar pre-opening expenses and (iv) an Operating Reserve. Unless otherwise agreed to by the Agent and to the extent specifically permitted by the Agent, the process of verification of Requisitions shall confirm the payment by the Borrower of the following costs and expenses related to the development of the Premises and the construction of the Improvements and no others may be included in a Total Development Budget:
(i) the payment of interest when due without further authorization or consent of the Borrower; (ii) the actual cost of the Land and all labor, services, materials, supervision, construction fees and the like reasonably incurred by the Borrower in connection with the construction upon the Land of the Improvements in accordance with the Plans and Specifications; (iii) for the actual cost of pre-opening expenses, marketing expenses and operations of the Facility to the extent of operating deficits; (iv) for the actual cost of commitment fees, extension fees, appraisal fees, closing or settlement costs, fees of attorneys, engineers, architects and accountants, insurance and bond premiums, ad valorem real estate taxes and other costs directly related to the development of the Land and the construction, marketing, initial start-up operating of the Improvements and (v) for the Development Fee and other pre-opening fees.

     Section II.03.       Requisitions Demonstrating Expenses.

Verification of the Borrower's Costs Incurred to Date will be administered by the Agent's Real Estate Loan Administration Group. Requisitions for each Eligible Project shall be submitted by the Borrower from time to time setting forth costs incurred by the Borrower or a Guarantor Subsidiary shall be in the form approved by the Agent (each a "Requisition" collectively, the "Requisitions") signed by James S. Pope, Larry Hulse or David W. Faeder on behalf of the Borrower and approved by the Architect, showing the percentage of completion and setting forth in trade breakdown form and in such detail as may be required by the Agent the amounts expended and/or costs incurred for work done and necessary materials incorporated in the Improvements. The Requisition shall also show the percentage of completion of each line item on the Borrower's cost breakdown approved by the Agent. The Borrower shall submit with each Requisition a statement that the work completed to the date of such Requisition is of quality consistent with the applicable Plans and Specifications. In addition, at the time of delivery of each Requisition by the Borrower, the Borrower shall furnish to the Agent such additional information (such as paid receipts, invoices, statements of accounts, etc.) as the Agent may reasonably require to assure that amounts shown in the Requisition have been paid by the Borrower. Requisitions verified by the Real Estate Loan Administration Group during the course of a fiscal quarter will be included in the calculation of the next Borrowing Base Report.

     Section II.04. Conditions Precedent to Facility Closing and Addition of Deeds of Trust.

           (a) Conditions Precedent to Facility Closing. The following shall be conditions precedent to the Facility Closing or to the addition of a Guarantor Subsidiary:

                 (i) The Note, the Deeds of Trust and Security Documents and the other Financing Documents in connection with the Loan shall have been properly executed and delivered to the Agent, the applicable Deeds of Trust shall be acknowledged and recorded in the appropriate public office or delivered to a representative of the title company for recording and payment shall have been made for all conveyancing and recording in connection with the settlement of the Loan, and for any transfer or documentary stamp taxes due under any federal, state or municipal law.

                 (ii) The Agent shall have received and approved a copy of the Borrower's fully executed Partnership Agreement and a certified copy of the recorded Certificate of Limited Partnership or a certificate of no changes therein since the closing of the Original Credit Facility. In connection with the provision of a Deed of Trust by a Guarantor Subsidiary, the Agent shall have received and approved copies of all organizational documents, including certified copies of all documents on record with the State in which such entity is organized.

                 (iii) The Agent shall have received and approved a certificate executed by all of the general and limited partners of the Borrower authorizing the execution and delivery of the Financing Documents and consenting to the Loan and similar authority certificates or resolutions of any Guarantor Subsidiary.

                 (iv) The Agent shall have received and approved a current certificate of fact from the Commonwealth of Virginia for the Borrower and a certificate of good standing or certificate of fact from the State in which any Guarantor Subsidiary is formed.

                 (v) The Agent shall have received and approved an opinion of counsel for the Borrower as to the Borrower's good standing, form, powers and authority and as to the validity, binding effect and enforceability of the Financing Documents.

                 (vi) The Agent shall have received and properly executed a Subsidiary Guaranty and a Joinder Agreement.

           (b)   Conditions Precedent to Accepting an Eligible Project:

                 (i)  The Facility Closing shall have been completed.

                 (ii) The Agent shall have received a certificate of authority to do business for the Borrower in each other jurisdiction where a Facility is located.

                 (iii) The Total Development Budget for such Eligible Project shall have been reviewed and approved in writing by the Agent consistent with the provision of Section 2.01.

                 (iv) The Agent shall have received a paid policy of title insurance (American Land Title Association Standard Form "B" Loan Policy - Current Edition) covering the Facility or a valid and enforceable commitment to issue the same, together with such reinsurance agreements and direct access agreements as may be required by the Agent and/or endorsements to policies issued to the Agent in connection with the Original Credit Facility, in the amount agreed upon by the Agent from a company satisfactory to the Agent and which may be endorsed or assigned to the successors and assigns of the Lenders and to additional Lenders without additional cost, insuring the liens of the Deeds of Trust to be valid first liens on the Property, free and clear of all defects, exception and encumbrances except such as the Agent and its counsel shall have approved but without a creditor's rights exception and (unless otherwise agreed by the Agent) containing affirmative insurance against mechanics liens.

                 (v) The Agent shall have received advice, in form and substance and from a source satisfactory to the Agent, to the effect that a search of the applicable public records discloses no conditional sales contracts, chattel mortgages, leases of personalty, financing statements or title retention agreements filed or recorded against the Property except such as the Agent shall have approved.

                 (vi) The Agent shall have received all policies of insurance required by the terms hereof and by the other Financing Documents to be in effect from a company or companies and in form and amount satisfactory to the Agent, including without limitation, flood insurance (in the amount or evidence that flood insurance is not available or otherwise required with respect to the Property), together with written evidence, in form and substance satisfactory to the Agent, that all fees and premiums due on account thereof have been paid in full.

                 (vii) The Agent shall have received and accepted an appraisal of the Facility.

                 (viii) The Agent shall have received from the Borrower a complete set of the Plans and Specifications signed and sealed by the Architect, together with written evidence, in form and substance satisfactory to the Agent, to the effect that the Plans and Specifications are satisfactory to the Borrower, the General Contractor, the Inspecting Engineer and, to the extent required by applicable law or any effective restrictive covenant, have been approved by all Governmental Authorities having or claiming jurisdiction and by the beneficiary of any such restrictive covenant, respectively.

                 (ix) The Agent shall have received and approved a fully executed copy of the applicable Construction Contract, the Architect's Contract and a list of Major Subcontractors as well as any information regarding the General Contractor, the Architect and the Major Subcontractors which the Agent has requested.

                 (x) The Agent shall have received and approved a copy of a current Survey of the Land certified to the Agent and to the title insurance company and any recorded subdivision plat of the Land.

                 (xi) The Agent shall have received and approved a site plan for the Improvements approved by all appropriate Governmental Authorities.

                 (xii) The Agent shall have received from the Borrower written evidence, in form and substance satisfactory to the Agent, from all Governmental Authorities having or claiming jurisdiction to the effect that all building, construction and other permits required in connection with the development of the Land and the construction of the Improvements have been validly issued, that all fees and bonds required in connection therewith have been paid in full or posted, as the circumstances may require, and that the Improvements meet zoning requirements and all sewer and storm drain requirements.

                 (xiii) The Agent shall have received and approved a report setting forth a construction progress schedule in form and substance satisfactory to the Agent, calling for the completion of the Improvements by a date no later than the Completion Date.

                 (xiv) If construction work of any kind has commenced upon the Land or materials have been placed or stored upon the Land prior to the recordation of the Deed of Trust among the Land Records where the Land is located, the same shall be fully insured against by the title insurance company.

                 (xv) The Agent shall have received and approved evidence that the applicable General Contractor carries public liability and property damage insurance and workers' compensation insurance in form and amounts and issued by companies acceptable to the Agent.

                 (xvi) The Agent shall have received and accepted a Phase I environmental audit of the applicable Facility prepared by a person or firm acceptable to the Agent.

                 (xvii) The Agent shall have received evidence acceptable in all respects through certification by the Architect or other source acceptable to the Agent that the applicable Improvements, when constructed, will comply with all legal requirements regarding access and facilities for handicapped or disabled persons, including, without limitation and to the extent applicable to assisted living facilities (or, if applicable, independent living facilities), The Federal Architectural Barriers Act (42 U.S.C. Section 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. Section 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. Section 794) and any applicable state statutes relating to access and facilities for handicapped or disabled persons.

                 (xviii) The Agent shall have received and approved soil reports which shall (i) demonstrate that the soil conditions of the Land for the applicable Facility are suitable for the construction of the Improvements and (ii) evidence to the Agent's satisfaction that there are no Hydric Soils on the Land.

                 (xix) The Agent shall have received and approved copies of any executed Material Leases of the applicable Property or of any portion thereof.

                 (xx) The Agent shall have received and approved an opinion of local counsel in the jurisdiction where the applicable Facility is located that the Financing Documents applicable to that Facility are enforceable and for the Borrower that neither the making nor the servicing of the Loan will subject the Lenders to a requirement of qualifying to do business or taxation (except ad valorem taxes on the Property) in the State where the applicable Facility is located and that the Loan is not usurious, which opinion must also inform the Lenders (i) of the cost and timing of foreclosure; (ii) of any limitations on the Lenders' right to obtain, or the amount of, a deficiency judgment; and
(iii) the existence of and details surrounding any redemption period enjoyed by the Borrower following a sale at foreclosure.

                 (xxi) With regard to any Deed of Trust for a Facility located in any state having such requirement, the Agent shall have received evidence satisfactory to the Agent that a Certificate of Need has been issued for such Facility.

           (c)   Conditions Precedent to Accepting a Facility as Optional
Collateral:

                 (i)  The Facility Closing shall have been completed.

                 (ii) The Agent shall have received a certificate of authority to do business for the Borrower in each other jurisdiction where a Facility is located.

                 (iii) The Agent shall have received a copy of the Borrower's paid policy of owner's title insurance and a current title report covering the Facility.

                 (iv) The Agent shall have received advice, in form and substance and from a source satisfactory to the Agent, to the effect that a search of the applicable public records discloses no conditional sales contracts, chattel mortgages, leases of personalty, financing statements or title retention agreements filed or recorded against the Property except such as the Agent shall have approved.

                 (v) The Agent shall have received all policies of insurance required by the terms hereof and by the other Financing Documents to be in effect from a company or companies and in form and amount satisfactory to the Agent, including without limitation, flood insurance (in the amount or evidence that flood insurance is not available or otherwise required with respect to the Property), together with written evidence, in form and substance satisfactory to the Agent, that all fees and premiums due on account thereof have been paid in full.

                 (vi) The Agent shall have received and accepted a Phase I environmental audit of the applicable Facility prepared by a person or firm acceptable to the Agent.

                 (vii) The Agent shall have received and approved copies of any executed Material Leases of the applicable Property or of any portion thereof.

                 (viii) The Agent shall have received and approved an opinion of local counsel in the jurisdiction where the applicable Facility is located that the Financing Documents applicable to that Facility are enforceable and for the Borrower that neither the making nor the servicing of the Loan will subject the Lenders to a requirement of qualifying to do business or taxation (except ad valorem taxes on the Property) in the State where the applicable Facility is located and that the Loan is not usurious, which opinion must also inform the Lenders (i) of the cost and timing of foreclosure; (ii) of any limitations on the Lenders' right to obtain, or the amount of, a deficiency judgment; and (iii) the existence of and details surrounding any redemption period enjoyed by the Borrower following a sale at foreclosure.

                 (ix) With regard to any Deed of Trust for a Facility located in any state having such requirement, the Agent shall have received evidence satisfactory to the Agent that a Certificate of Need has been issued for such Facility.

                 (x) For each Facility in the Optional Collateral, the Agent shall have received copies of all applicable Licenses and the certificate of occupancy.

     Section II.05. Conditions Precedent to Determining Availability Under Borrowing Base. The Lenders shall not be obligated to include any Requisition for an Eligible Facility in the calculation of the Borrowing Base unless the conditions described in Section 2.04(b) and the following additional conditions shall have been satisfied to the Agent's satisfaction:

           (a) The Agent shall have received a monthly title report on each Eligible Project which is under construction from the applicable title insurance company, indicating that since the last preceding report, there has been no change in the status of title and no other exceptions not theretofore approved by the Agent, if required by the terms of the existing title insurance policy, the Agent shall have received an endorsement which shall have the effect of advancing the effective date of the policy to the date of the advance then being made and increasing the coverage of the policy by an amount equal to the Requisition being verified if the policy does not by its terms provide for such an increase.

           (b) No Default or Event of Default shall have occurred and be continuing under any Note or any of the other Financing Documents.

           (c) The Improvements shall not have been materially damaged by fire or other casualty unless the Agent shall have received proceeds of insurance sufficient in the judgment of the Agent to effect a satisfactory restoration of such Improvements in accordance with the terms of the Deed of Trust.

           (d) The Agent shall have received written evidence, in form and substance satisfactory to the Agent, to the effect that all work requiring inspection by Governmental Authorities having or claiming jurisdiction has been duly inspected and approved by such authorities and by any rating or inspection organization, bureau, association or office having or claiming jurisdiction.

           (e) The representations and warranties made in Article III of this Agreement and in the Financing Agreement shall be true and correct in all material respects on and as of the date of the advance with the same effect as if made on such date.

           (f) All terms and conditions of the Financing Documents required to be met as of the date of the applicable advance shall have been met to the complete satisfaction of the Agent.

           (g) In the reasonable judgment of the Agent, all work completed on the applicable Property at the time of the application for an advance has been performed in a good and workmanlike manner and all materials and fixtures usually furnished and installed at that stage of construction have been furnished and installed and that all costs covered by the Requisition have been paid by the Borrower.

           (h) There shall be at least five (5) Pool A Projects in the Borrowing Base. The Agent shall have determined whether each Eligible Project is a Pool A, Pool B or Pool C Project.

           (i) Before verifying any Requisition, the Agent shall require the Borrower to obtain from the applicable General Contractor and if required by the applicable title insurance company from all subcontractors and material suppliers acknowledgments of payment and releases of liens and rights to claim liens for work performed or materials delivered covered by such Requisition. All such acknowledgments and releases shall be in form AIA Forms G706 and G706A.

           (j) The Agent's Inspecting Engineer will inspect work performed which is covered by each Requisition being verified.

     Section II.06. Conditions Under Which an Eligible Project is a Completed Facility. The Agent shall verify that an Eligible Project is a Completed Facility based on the satisfaction of the following additional conditions:

           (a) The Agent shall have received the final "as built" Survey for the applicable Property.

           (b) The Agent shall have received written evidence from a qualified third party, in form and substance satisfactory to the Agent, to the effect that the applicable Improvements have been substantially completed in accordance with their Plans and Specifications.

           (c) The Agent shall have received written evidence, in form and substance satisfactory to the Agent, to the effect that requisite certificates for permanent occupancy or completion of the Improvements have been validly issued.

           (d) Final waivers of liens of the General Contractor, and if required by the applicable title insurance company, subcontractors, laborers and material suppliers have been furnished to the Agent or, as to any disputed lien or claim of lien, a bond in form and substance acceptable to the Agent has been provided or other arrangements satisfactory to the Agent have been made.

           (e) The Agent shall have received a copy of an operating License for the Facility or other evidence satisfactory to the Agent that the Facility may be lawfully operated as contemplated by the Financing Documents.

     Section II.07. Advances to Others for the Account of the Borrower. At the option of the Agent, the Agent may apply amounts due hereunder to the satisfaction of the conditions of the Financing Documents and any amounts so applied shall be part of the Loan and shall be secured by the Deed of Trust.
At the option of the Agent, and without limiting the generality of the foregoing, the Agent may pay directly from the Loan proceeds all interest bills rendered by the Agent in connection with the Loan, and following the occurrence of an Event of Default may make advances directly to the General Contractor, the title insurance company, any subcontractor or materialman, or to any of them jointly, and the execution hereof by the Borrower shall, and hereby does, constitute an irrevocable authorization to so advance the proceeds of the Loan. No further direction or authorization from the Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro tanto the obligations of the Lenders hereunder and shall be secured by the Deeds of Trust and other Collateral as fully as if made to the Borrower, regardless of the disposition thereof by the party or parties to whom such advance is made.

     Section II.08. Requisitions for the Operating Reserve. No portion of any Requisition for costs included in the Operating Reserve shall be verified until both a certificate of occupancy has been issued by the applicable governmental authorities and, if applicable to the Facility, an operating License has been issued for the Facility by the appropriate Governmental Authority or Authorities. Advances from the Operating Reserve shall be for the sole purpose of paying a portion of the Debt Service on the Loan or net operating losses as shown on a monthly financial report for such Facility prepared in accordance with the requirements set forth in the Financing Agreement, and certified by the Chief Financial Officer of the Guarantor.

     Section II.09. Assignments. The Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of the Agent. Any assignment made or attempted by the Borrower without the prior written consent of the Agent shall be void and of no effect. No consent by the Agent to an assignment by the Borrower shall release the Borrower as the party primarily obligated and liable under the terms of this Agreement unless the Borrower shall be released specifically by the Agent in writing. No consent by the Agent to an assignment shall be deemed to be a waiver of the requirement of prior written consent by the Agent with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

     Section II.10. Liability of the Lenders. The Lenders shall in no event be responsible or liable to any person other than the Borrower for the disbursement of or failure to disburse the Loan proceeds or any part thereof and neither the General Contractor nor any subcontractor, laborer or material supplier shall have any right or claim against the Lenders under this Agreement or the administration thereof.

     Section II.11. Stored Materials. The Agent will permit inclusion of materials (the "Stored Materials") to be included in Requisitions prior to their incorporation into the Improvements if they have been fully paid for by the Borrower. The Borrower shall securely store of cause to be securely stored any stored materials.

     Section II.12. Limitations on Advances. The following additional limitations on certain advances shall apply to each of the Loans:

           (a) Interest Reserve. Except as provided in Section 2.02 hereof, after the earlier of the issuance of certificate of occupancy for a Facility or the expiration of the Construction Phase, no further advances shall be made from the Interest Reserve in such Total Development Budget.

           (b) Development Fee. The Development Fee will be advanced ratably with the first twelve (12) monthly Requisitions.

           (c)   Operating Reserve.        No advances from the Operating
Reserve shall be made until both a certificate of occupancy has been issued by the applicable governmental authorities and, if applicable to the Facility, an operating license has been issued for the Facility by the appropriate Governmental Authority or Authorities. Advances from the Operating Reserve shall be for the sole purpose of paying Debt Service or net operating losses as shown on a monthly financial report for such Facility prepared in accordance with the requirements set forth in the Financing Agreement, and certified by the chief Financial Officer of the Guarantor.


     ARTICLE III.  REPRESENTATIONS AND WARRANTIES.

     Section III.01. Compliance in Zoning. The Borrower represents and warrants that the anticipated use of each Eligible Project and any Optional Collateral complies with applicable zoning ordinances, regulations and restrictive covenants affecting such Land, all use requirements of any Governmental Authority having jurisdiction have been satisfied, and no violation of any law or regulation exists with respect thereto.

     Section III.02. Plans and Specifications. The Borrower represents and warrants that, to the extent required by applicable law or any effective restrictive covenant, the Plans and Specifications for each Eligible Project and any Optional Collateral have been approved by all Governmental Authorities having or claiming jurisdiction and by any beneficiary of any such restrictive covenant.

     Section III.03. Building Permits; Other Permits. The Borrower represents and warrants that all building, construction and other permits necessary or required in connection with the development of the Land and the construction of the Improvements have been or, prior to any advance under the applicable Loan, will be, unless otherwise agreed to by the Agent, validly issued and all fees and bonds required in connection therewith have been paid or posted, as the circumstances may require.

     Section III.04. Utilities. The Borrower represents and warrants that all utility services necessary for the development of all the Land and the construction of the Improvements for each Eligible Project and the operation thereof for their intended purpose are or will be available at the boundaries of all the Land, including, without limitation, telephone service, water supply, storm and sanitary sewer facilities, natural gas (if available) and electric facilities.

     Section III.05. Access; Roads. The Borrower represents and warrants that all roads and other accesses necessary for the development of all the Land and the construction of all the Improvements for all Eligible Projects and full utilization thereof for their intended purposes have either been completed or the necessary rights of way therefor have either been or will be acquired by the appropriate Governmental Authorities or have been or will be dedicated to public use and accepted by such Governmental Authorities and all necessary steps have been taken by the Borrower or such Governmental Authorities to assure the complete construction and installation thereof by a date sufficient to ensure the timely completion of the Improvements and in no event later than the Completion Date.

     Section III.06. Other Liens. The Borrower represents and warrants that except as otherwise provided in the Financing Documents, the Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on any Eligible Project or Optional Collateral.

     Section III.07. Defaults. The Borrower represents and warrants that there is no default on the part of the Borrower under the Financing Documents and no event has occurred and is continuing which, with notice or the passage of time, or both, would constitute a default under the Note or any of the other Financing Documents.

     Section III.08. Affirmation of Representations and Warranties. Each Requisition, and any request for an advance under the Loan shall constitute an affirmation that the foregoing representations and warranties of the Borrower and those set forth in the other Financing Documents are true and correct as of the date thereof and, unless the Agent is notified to the contrary prior to the disbursement of the advance Requisitioned, will be so on the date thereof.

     ARTICLE IV.  AFFIRMATIVE COVENANTS AND AGREEMENTS.

     Section IV.01. Compliance with Laws; Encroachments. The Improvements shall be constructed in accordance with all applicable (whether present or future) laws, ordinances, rules, regulations, requirements and orders of any Governmental Authority having or claiming jurisdiction. The Improvements shall be constructed entirely on the Land and shall not encroach upon any easement or right-of-way, or upon the land of others. Construction of the Improvements shall occur wholly within all applicable building restriction lines and set-backs, however established, and shall be in strict compliance with all applicable use or other restrictions and the provisions of any prior agreements, declarations, covenants and all applicable zoning and subdivision ordinances and regulations unless a variance shall have been obtained.

     Section IV.02. Surveys. Upon the Agent's request from time to time as construction of a Facility progresses and upon the completion of the construction of the Improvements, the Borrower shall furnish the Agent with a Survey with a current certification to the Agent by a registered land surveyor of the jurisdiction in which the Land is located. At any time the Borrower is required to furnish a Survey to the Agent pursuant to the terms of this Agreement, the Borrower shall also furnish an original print thereof to the title insurance company and such Survey shall not be sufficient for the purposes of this Agreement unless and until the title insurance company shall advise the Agent, by endorsement to the title insurance policy or otherwise, that the Survey discloses no violations, encroachments or other variances from applicable set-backs or other restrictions except such as the Agent and its counsel shall approve.

     Section IV.03. Inspections; Cooperation; Payment of Inspecting Engineer. The Borrower shall permit the Lenders and their duly authorized representatives (including, without limitation, the Inspecting Engineer) to enter upon any of the Land, to inspect the Improvements and any and all materials to be used in connection with the development of any of the Land and/or the construction of the Improvements, to examine all detailed plans and shop drawings and similar materials as well as all records and books of account maintained by or on behalf of the Borrower relating thereto and to discuss the affairs, finances and accounts pertaining to any Facility and any of the Improvements with representatives of the Borrower. The Borrower shall at all times cooperate and cause the General Contractor and each and every one of its subcontractors and materialmen to cooperate with the Lenders and their duly authorized representatives (including, without limitation, the Inspecting Engineer) in connection with or in aid of the performance of the Agent's or Lenders' functions under this Agreement. The reasonable fees of any Inspecting Engineer engaged or employed by the Agent in connection with or in aid of the performance of the Agent's or the Lenders' functions under this Agreement shall be paid by the Borrower.

     Section IV.04. Vouchers and Receipts. The Borrower shall furnish to the Agent, promptly on demand, any contracts, bills of sale, statements, receipted vouchers or agreements pursuant to which the Borrower has any claim of title to any materials, fixtures or other articles delivered or to be delivered to the Land or incorporated or to be incorporated into any of the Improvements. The Borrower shall furnish to the Agent, promptly on demand, a verified written statement, in such form and detail as the Agent may require, showing all amounts paid for labor and materials and all items of labor and materials furnished or to be furnished for which payment has not been made and the amounts to be paid therefor.

     Section IV.05. Payments for Labor and Materials. The Borrower shall pay when due all bills for services or labor performed and materials supplied in connection with the development of the Land and the construction of the Improvements. In the event any mechanics' lien or other lien or encumbrance shall be filed or attached against the Property without the prior written consent of the Agent in each instance, the Borrower covenants and agrees that, within twenty (20) days after the filing of such lien, the Borrower will promptly discharge the same by payment or filing bond or otherwise as permitted by law; and if the Borrower fails to do so, the Agent may, at its option, in addition to, and not in limitation of, all other rights and remedies of the Agent in the Event of Default by the Borrower, and without regard to the priority of said mechanics' lien or other lien or encumbrance, pay the same, and all amounts expended by the Agent for such purpose shall constitute loans to the Borrower and shall be secured by the Deed of Trust and the other Financing Documents, and be due and payable forthwith by the Borrower to the Agent with interest thereon at the Reimbursement Rate provided for in the Deed of Trust.

     Section IV.06. Correction of Construction Defects. Promptly following any demand by the Agent, the Borrower shall correct or cause the correction of any structural defects in the Improvements and any material departures or deviations from the Plans and Specifications, as determined by the Agent in its sole but reasonable discretion, not approved in writing by the Agent.

     Section IV.07. Insurance. The Borrower shall provide or cause to be provided to the Agent, and shall maintain in full force and effect at all times during the term of the Loan, such policies of insurance as may be required by the terms of the Plans and Specifications, the Financing Agreement, the Deeds of

Trust and the Financing Documents from a company or companies, and in form and amounts satisfactory to the Agent.

     Section IV.08. Fees and Expenses; Indemnity. The Borrower shall pay all fees, charges, costs and expenses required to satisfy the conditions of the Financing Documents. The Borrower shall hold the Lenders harmless and indemnify the Lenders against all claims of brokers and "finders" arising by reason of the execution and delivery of the Financing Documents or the consummation of the transaction contemplated hereby. Neither party is aware of any broker having a claim for payment.

     Section IV.09. Copies of Notices. Promptly following the giving or receipt by the Borrower of any notice given to or received from the General Contractor or any subcontractor or materialman with respect to the Property, if such notice concerns any default or failure to perform by any party, or relates to any matter requiring the Agent's or the Lenders' approval under this Agreement, the Borrower shall forward to the Agent copies of any such notice.


     ARTICLE V.  NEGATIVE COVENANTS.

     Section V.01. Other Liens; Transfers; "Due-on-Sale"; etc. The Borrower shall not, without the prior written consent of the Agent, create or permit to be created or remain with respect to any of the Property or any part thereof or income therefrom, any mortgage, pledge, lien, encumbrance or charge, or security interest, or conditional sale or other title retention agreement, whether prior or subordinate to the lien of the Financing Documents, other than in connection with the Financing Documents or as otherwise provided or permitted therein. Except for any grant, conveyance, sale, assignment or transfer in the ordinary course of the Borrower's business and which is specifically conditioned upon the release of record of the lien of the Deed of Trust and the other Financing Documents as to that portion of the Property granted, conveyed, sold, assigned or transferred, the Borrower shall not, without the prior written consent of the Agent, make, create, permit or consent to any conveyance, sale, assignment or transfer of any of the Property or any part thereof, other than in connection with the Financing Documents or as otherwise provided or permitted therein.

     Section V.02. Impairment of Security. The Borrower shall take no action which shall impair in any manner the value of any of the Property or the validity, priority or security of any Deed of Trust.

     Section V.03. Conditional Sales. The Borrower shall not incorporate in the Improvements any property acquired under a conditional sales contract, or lease, or as to which the vendor retains title or a security interest, without the prior written consent of the Agent.

     Section V.04.        Changes to Plans and Specifications.      After
review and approval of a Total Development Budget by the Agent, the Borrower shall not permit any change order increasing the price of the Improvements for an Eligible Project by more than $50,000 for any one change order or by more than 10% of the total hard cost portion of the Total Development Budget in the aggregate or materially altering the scope of the Improvements, without the prior written consent of the Agent which consent will not be unreasonably withheld.

     Section V.05. Construction Contract; Construction Management. The Borrower shall not execute any contract or agreement or become a party to any arrangement for the construction of any Improvements or for construction management services with respect to any Property without the prior written consent of the Agent.


     ARTICLE VI.          EVENTS OF DEFAULT.

     The terms "Event(s) of Default", as used in this Agreement shall mean the occurrence or happening, from time to time, of any one or more of the following:

     Section VI.01. Defaults Under Other Financing Documents. Any default or event of default (as defined therein) shall occur under the Master Note, any Note or any of the other Financing Documents.

     Section VI.02. Representations and Warranties. Any representation or warranty contained in this Agreement, or in any other document, certificate or opinion delivered to the Agent in connection with the Credit Facility, shall prove at any time to be incorrect or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to Article III of this Agreement.

     Section VI.03. Compliance with Covenants. The Borrower shall fail to comply with the terms of any covenant or agreement contained in this Agreement and such failure shall continue uncured for a period of thirty (30) days after Notice from the Agent to the Borrower, unless the nature of the failure is such that (a) it cannot be cured within the thirty (30) day period, and (b) the Borrower institutes corrective action within the thirty (30) day period and (c) the Borrower diligently pursues such action and completes the cure within ninety (90) days.

     Section VI.04. Damage to Improvements. At any time prior to the issuance of a certificate of occupancy or completion therefor, any of the Improvements are substantially damaged or destroyed by fire or other casualty and the Agent determines in good faith that such Improvements cannot be restored and completed in accordance with the terms and provisions of the Deed of Trust.

     Section VI.05. Disclosure of Contractors. The Borrower shall fail to disclose to the Agent, upon demand, the names of all persons with whom the Borrower has contracted or intends to contract for the construction of the Improvements or for the furnishing of labor or materials therefor.

     Section VI.06. Mechanic's Lien. A lien for the performance of work or the supply of materials which is perfected against any of the Land remains unsatisfied or un-bonded or for which no other arrangements satisfactory to the Agent have been made for a period of twenty (20) days after the date of perfection.

     Section VI.07. Survey Matters. Any Survey required by the Lenders during the period of construction shows any matters not approved by the Agent and such matters not approved are not removed within 30 days after Notice thereof by the Agent to the Borrower.

     Section VI.08. General Contractor Default. The General Contractor shall have defaulted under any Construction Contract, which default the Agent, in its sole discretion, shall deem substantial, and the Borrower, after thirty
(30) days Notice from the Agent, shall fail to commence exercising any resulting right or remedy to which it may be entitled thereunder and diligently pursue such right or remedy.


     ARTICLE VII.         REMEDIES ON DEFAULT.

     Section VII.01. Remedies on Default. The Agent shall have the right, upon the happening of any Event of Default, to terminate this Agreement by Notice from the Agent to the Borrower and, in addition to any rights or remedies available to them under the Deed of Trust or any of the other Financing Documents, to enter into possession of any of the Property and perform any and all work and labor necessary to complete the development of such Land and the construction of the Improvements thereon (whether or not in accordance with the Plans and Specifications therefor) and to employ watchmen to protect the Property and the Improvements. All sums expended by the Lenders for such purposes shall be deemed to have been advanced to the Borrower under the applicable Note and shall be secured by the Deed of Trust. For this purpose, the Borrower hereby constitutes and appoints the Lenders, or the Agent on behalf of the Lenders, its true and lawful attorney-in-fact with full power of substitution to complete work on any Eligible Project in the name of the Borrower, and hereby empowers said attorney or attorneys as follows:

           (a) To use any funds of the Borrower including any balance which may be held in escrow and any funds which may remain un-advanced under any of the Loan for the purpose of completing the development of any of the Land and the construction of any of the Improvements, whether or not in the manner called for in the Plans and Specifications;

           (b) To make such additions and changes and corrections to any of the Plans and Specifications which shall be necessary or desirable in the judgment of the Agent to complete the development of any of the Land and the construction of any of the Improvements;

           (c) To employ such contractors, subcontractors, agents, architects and inspectors as shall be necessary or desirable for said purpose;

           (d) To pay, settle or compromise all existing bills and claims which are or may be liens against any of the Property, or may be necessary or desirable for the completion of the work or the clearance of title to any of the Property;

           (e) To execute all applications and certificates which may be required in the name of the Borrower; and

           (f) To do any and every act with respect to the development of the Land and the construction of the Improvements which the Borrower may do in its own behalf.

           It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Said attorney-in-fact shall also have the power to prosecute and defend all actions or proceedings in connection with the development of the Land and the construction of the Improvements and to take such actions and to require such performance as the Lenders may deem necessary.

     Section VII.02. No Conditions Precedent to Exercise of Remedies. The Borrower shall not be relieved of any obligation by reason of the failure of the Lenders to comply with any request of the Borrower or of any other person to take action to foreclose on the Property under the Deed of Trust or otherwise to enforce any provision of the Financing Documents, or by reason of the release, regardless of consideration, of all or any part of the Property, or by reason of any agreement or stipulation between any subsequent owner of the Property and the Lenders extending the time of payment or modifying the terms of the Financing Documents without first having obtained the consent of the Borrower; and in the latter event, the Borrower shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by the Lenders.

     Section VII.03. Remedies Cumulative and Concurrent. No remedy herein conferred upon or reserved to the Lenders or the Agent is intended to be exclusive of any other remedies provided for in the Financing Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Financing Documents, or now or hereafter existing at law or in equity or by statute. Every right, power and remedy given by the Financing Documents to the Lenders or the Agent shall be concurrent and may be pursued separately, successively or together against the Borrower or the Property or any part thereof, and every right, power and remedy given by the Financing Documents may be exercised from time to time as often as may be deemed expedient by the Lenders or the Agent.

     Section VII.04. Strict Performance. No delay or omission of the Lenders or the Agent to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of the Lenders or the Agent to exercise any option for acceleration of the maturity of the Obligations, or any of them, or for foreclosure of the Deeds of Trust, or any of them, following any Event of Default as aforesaid, or any other option granted to the Lenders hereunder in any one or more instances, or the acceptance by the Lenders of any partial payment on account of the Obligations shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect.


     ARTICLE VIII.        MISCELLANEOUS.

     Section VIII.01. No Warranty by Lenders. By accepting or approving anything required to be observed, performed or fulfilled by the Borrower or to be given to the Agent or the Lenders pursuant to this Agreement, including, without limitation, any certificate, balance sheet, statement of profit and loss or other financial statement, Survey, receipt, appraisal or insurance policy, the Lenders shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by the Lenders.

     Section VIII.02. Liability of Lenders. The Lenders shall not be liable for any act or omission by them pursuant to the provisions of this Agreement in the absence of fraud, willful misconduct or gross negligence. The Lenders shall incur no liability to the Borrower or any other party in connection with the acts or omissions of the Lenders or the Agent in reliance upon any certificate or other paper believed by the Lenders or the Agent to be genuine or with respect to any other thing which the Lenders or the Agent may do or refrain from doing, unless such act or omission amounts to fraud or gross negligence. In connection with the performance of their duties pursuant to this Agreement, the Lenders may consult with counsel of their own selection, and anything which the Lenders may do or refrain from doing, in good faith, in reliance upon the opinion of such counsel shall be full justification and protection to the Lenders.

     Section VIII.03. No Partnership. Nothing contained in this Agreement shall be construed in a manner to create any relationship between the Borrower and the Lenders other than the relationship of borrower and lender and the Borrower and the Lenders shall not be considered partners or co-venturers for any purpose on account of this Agreement.

     Section VIII.04. Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of any of the Financing Documents operates or would prospectively operate to invalidate this Agreement, then and in either of those events, at the option of the Lenders, such provision or provisions only shall be held for naught and shall not affect any other provision of the Note or of any of the other Financing Documents or the validity of the remaining Obligations and the remaining provisions of the Note and the Financing Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

     Section VIII.05. Successors and Assigns. Each and every one of the covenants, terms, provisions and conditions of this Agreement and the Financing Documents shall apply to, bind and inure to the benefit of the Borrower, its successors and those assigns of the Borrower consented to in writing by the Lenders, and shall apply to, bind and inure to the benefit of the Lenders and the endorsees, transferees, successors and assigns of each of the Lenders, and all persons claiming under or through any of them.

     Section VIII.06. Modification; Waiver. None of the terms or provisions of this Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

     Section VIII.07. Third Parties; Benefit. All conditions to the obligation of the Lenders to make advances hereunder are imposed solely and exclusively for the benefit of the Lenders and their assigns and no other persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lenders will refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Agent at any time in the sole and absolute exercise of its discretion pursuant to its agreements with the Lenders. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other person shall have any right or cause of action on account thereof.

     Section VIII.08. Conditions; Verification. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition to the existence or non-existence, as the case may be, of such fact or facts that the Lenders shall, at all times, be free independently to establish to their satisfaction and in its absolute discretion such existence or non-existence.

     Section VIII.09. Captions and Headings. The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to limit or enlarge the terms hereof.

     Section VIII.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

     Section VIII.11. Notices. All Notices shall be deemed to have been received when delivered by hand, when delivered by an overnight courier, or when deposited in the mail in the manner provided for the giving of Notice except in any case where it is expressly provided in this Agreement that a Notice is not effective until actually received by the party to whom it is addressed.

     Section VIII.12. Signs; Publicity. At the Agent's request, but at the expense of the Agent, the Borrower shall place a sign acceptable to the Borrower at a location on each of the Eligible Projects satisfactory to the Agent, which sign shall recite, among other things, that the Lenders are financing the development of the Land and the construction of the Improvements. The Borrower expressly authorizes the Agent to prepare and to furnish to the news media for publication from time to time news releases with respect to the Credit Facility and each Eligible Project, specifically to include but not limited to, releases detailing the Agent's and the Lenders' involvement with the Credit Facility and the financing of any Eligible Project, all subject to prior review by the Borrower.

     Section VIII.13. Applicable Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia.

     Section VIII.14. Time of Essence. Time shall be of the essence for each and every provision of this Agreement of which time is an element.

     Section 8.15 Document Controlling. In the event of any conflict between this Agreement and the Financing Agreement, the Financing Agreement shall control.


     IN WITNESS WHEREOF, the Borrower and the Agent have caused this Agreement to be executed under seal as of the day and year first above written.

WITNESS OR ATTEST:             SUNRISE EAST ASSISTED LIVING LIMITED PARTNERSHIP,
                               a Virginia limited partnership

 /s/ Wayne G. Tatusko          By: Sunrise Assisted Living
---------------------
Name:                              Investments, Inc., general partner
Title:

                               By: /s/ James S. Pope     (SEAL)
                                  -----------------------
                                  James S. Pope
                                  Vice President


WITNESS:                       NATIONSBANK, N.A., as Agent for the Lenders

_/s/ Wayne G. Tatusko__           By: _/s/ Robert J. Montanari_(SEAL)
 --------------------                  -----------------------
                                              Robert J. Montanari
                                              Vice President

STATE/COMMONWEALTH OF VIRGINIA,
CITY/COUNTY OF _Fairfax_, TO WIT:

     I HEREBY CERTIFY, that on this 23rd day of December, 1997, before me, the undersigned Notary Public of said State/Commonwealth, personally appeared James
S. Pope, who acknowledged himself to be a Vice President of Sunrise Assisted Living Investment, Inc., known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as duly authorized officer of said corporation by signing the name of the corporation by himself as vice president.


     WITNESS my hand and Notarial Seal.





                                           _/S/ Dawn A. Washington_____
                                            ----------------------
                                            Notary Public

My Commission Expires:


STATE/COMMONWEALTH OF VIRGINIA,
CITY/COUNTY OF  Fairfax_ , TO WIT:

     I HEREBY CERTIFY, that on this 23rd day of December,1997, before me, the undersigned Notary Public of said State/Commonwealth, personally appeared Robert J. Montanari, who acknowledged himself to be a vice president of NationsBank, N.A., as Agent for the Lenders, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized officer of said Bank by signing the name of the Bank by himself as vice president.

     WITNESS my hand and Notarial Seal.

                                           _/S/ Dawn A. Washington______
                                            ----------------------
                                            Notary Public

My Commission Expires: